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                                                                     EXHIBIT 5.1

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                                      LOCKE LIDDELL & SAPP LLP
                                       ATTORNEYS & COUNSELORS

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3400 JP MORGAN CHASE TOWER                                                         (713) 226-1200
600 TRAVIS STREET                                                             Fax: (713) 223-3717
HOUSTON, TEXAS 77002-3095      AUSTIN - DALLAS - HOUSTON - NEW ORLEANS       www.lockeliddell.com
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                                September 7, 2004



Lowrance Electronics, Inc.
12000 East Skelly Drive
Tulsa, OK  74128

         Re:      Form S-1 Registration Statement
                  File No. 333-116490
                  2,484,870 Shares of Common Stock, par value $0.10 per share

Ladies and Gentlemen:


         We have acted as counsel for Lowrance Electronics, Inc., a Delaware corporation (the "Company"), in connection with the registration of 2,484,870 shares of common stock of the Company, par value $0.10 per share, under the Securities Act of 1933, as amended, on a Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 15, 2004 (File No. 333-116490), as amended by Amendment No. 1 filed on or about September 7, 2004 (collectively, the "Registration Statement"). Of the 2,484,870 shares of common stock of the Company to be offered under the Registration Statement, up to (i) 1,150,000 shares of common stock of the Company are to be offered by the Company (the "Company Shares") and (ii) 1,334,870 shares of common stock of the Company are to be offered by certain stockholders of the Company (the "Selling Stockholder Shares", and collectively with the Company Shares, the "Shares"). The Shares include 150,000 Company Shares and 174,112 Selling Stockholder Shares that are subject to an over-allotment option granted to the underwriter in the offering.


         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Company Shares and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

         We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, the Delaware Constitution and reported judicial decisions interpreting these laws, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

         Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery


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Lowrance Electronics, Inc.
September 7, 2004
Page 2


and payment therefore in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement and the reference to our firm contained under the heading "Legal Matters."

         This opinion letter is given to you solely for use in connection with the issuance of the Company Shares and sale of the Shares in accordance with the Registration Statement and the related prospectus and is not to be relied on for any other purpose. This opinion letter is given as of the date first written above and we disclaim any obligation to advise you of any facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Registration Statement.

                                              Very truly yours,



                                              LOCKE LIDDELL & SAPP LLP